SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

              Date of Report (date of earliest event reported): March 4, 2015

                                 SIBANNAC, INC.
                                 --------------
                 (Name of Small Business Issuer in its charter)

          Nevada                    333-122009               33-0403494
  --------------------         -------------------        ----------------
(State of incorporation)      (Commission File No.)      (IRS Employer
                                                          Identification No.)

                                 1313 E. Osborn
                                Phoenix, AZ 85014
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          (Address of principal executive offices, including Zip Code)

               Registrant's telephone number, including area code:


          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;
            Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     The Company has appointed the following person to the positions shown below:

      Name             Age    Position                           Date Appointed
      ----             ---    --------                           --------------

      Rich Heineck      47    President, Sibannac HR Division       3-4-15
                               and a Director

      Kirk Kimerer      49    President, Sibannac Media Division    3-4-15
                               and a Director

      Paul Dickman      36    Chief Financial and Accounting        3-4-15
                               Officer

      Travis Hair       67    Director                              4-7-15

     Information concerning the Company's new officers and directors follows.

     Rich Heineck began his career in publishing and advertising. Between 1991 and 1998 he managed sales, production and editorial content for 17 magazine titles. In 1998 he started his own publishing company which he sold after two years. Between 2001 and 2004, Rich operated a communications and custom publishing firm that specialized in the resort and golf real estate markets. Between 2004 and 2008 Rich operated a boutique finance company that aided affluent individuals and small businesses with their residential and commercial finance need. Between 2008 and 2012 Rich was an independent consultant in the areas of sales, marketing and financing. In 2012, Rich was asked to consult with National PEO on their sales, marketing and operations. Having successfully impacted the firm in those areas, he became Vice President of Sales & Marketing for National PEO, a position he has held between 2013 and March 2015. Rich's initiatives to revise the company's sales tactics to more effectively sell-through all of the products services resulted in significantly higher revenue per client as well as greater retention. In 2014, Rich had positioned National PEO of Arizona to take advantage of the burgeoning legal marijuana industry through being a part of the overall compliance solution that allows legal marijuana businesses to bank. Rich received his BA in English from the University of California, Santa Barbara, in 1990.

     Kirk Kimerer has over 20 years of experience in overseeing digital media operations. Mr. Kimerer was President of Apollo Media Network, a firm involved with digital media publishing, marketing and advertising, between 2013 and 2015. During 2012 and 2013 Mr. Kimerer oversaw Las Vegas Review Journal's digital media division, a property owned by Stephens Media, LLC. Between 2009 and 2012 Mr. Kimerer worked at LIN TV (NYSE: TVL) as Director of Digital Media sales. In 2008 Mr. Kimerer was Director of Digital Media with Maverick Media, owner and operator of radio stations in small-to-medium sized US markets. During 2007 and 2008 Mr. Kimerer was with E.W. Scripps (NYSE: SSP) as an Internet Sales Manager. Mr. Kimerer was with Belo Interactive (NYSE: BLC) from 2003 to 2007 and Gannett (NYSE: GCI) from 1999 to 2003 as a digital media executive. Between 1992 and

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

1997 Mr. Kimerer spearheaded the launch of Axon Television Network. Mr. Kimerer was the inventor of Codependency, The Game. Mr. Kimerer attended the Walter Cronkite School of Journalism, received a degree in Political Science from Arizona State University with a Special Emphasis in Latin American Studies, a Film Certification from the University of Southern California and a Spanish Proficiency Certificate of Completion from Salamanca, Spain.

     Paul Dickman has served as the chief financial officer for companies in a variety of industries, both domestically and abroad. He has successfully taken numerous companies through multiple fund raising transactions including private placements of debt and equity and initial public offerings. In addition to his work with the Company, Mr. Dickman, since 2009, has been the principal of Breakwater Corporate Finance, a consulting firm that offers services to early stage startups, small public companies and the brokerage community. Prior to establishing Breakwater Finance, he worked as an auditor with two large regional accounting firms, with an emphasis in auditing small, publicly-traded companies from 2002 to 2007. Between 2007 and 2009 Mr. Dickman was employed with a private equity investment firm in various capacities. Mr. Dickman received a bachelor's of science degree in finance and accounting and has been a licensed CPA since 2005.

     Travis Hair was employed by Unigard Insurance Group between 1970 and 1979. While with Unigard, his duties included insurance underwriting, sales management and operational management responsibilities. In 1979 Mr. Hair joined Schaefer-Smith-Ankeney Insurance Agency as a stockholder and officer. His duties at SSA included operational management, oversight of an extensive agency reorganization and personal insurance sales. In 2002, Mr. Hair, as the senior partner of SSA, led the sale of SSA to Compass Bank. He supervised 130 employees as city president for SSA from 2002 until 2007. Between 2007 and 2012 Mr. Hair was the President of Rimrock Insurance Consulting, Inc. where he worked closely with banks, insurance agencies and various professional employers organizations seeking to build their insurance practice. Since 2012 Mr. Hair has been an associate with Crest Insurance Group. Mr. Hair graduated from North Texas State University in 1970.

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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 8, 2015                  SIBANNAC, INC.


                                     By: /s/ Daniel Allen
                                         ----------------------------------
                                         Daniel Allen, Chief Executive Officer